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                                                                  Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference on Form 8-K of HomeSeekers.com, Incorporated of our report dated July 22, 1999 and August 4, 1999 on the consolidated balance sheet of HomeSeekers.com, Inc. as of June 30, 1999, and the related statements of operations, stockholders' deficit and cash flows for the year then ended, appearing in the Annual Report on Form 10-KSB of HomeSeekers.com, Incorporated for the year ended June 30, 2000.



ALBRIGHT, PERSING & ASSOCIATES, LTD.
Reno, Nevada
October 6, 2000